Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                                                                                Contact:                      David M. Findlay
                                                                                                                                                                          President and
                                                                                                                                                                          Chief Financial Officer
                                                                                                                                                                          (574) 267-9197
                                                                                                                                                                          david.findlay@lakecitybank.com

Lakeland Financial Income

Climbs 45% to Record Level

Company Increases Dividend 10%

Warsaw, Indiana (April 25, 2012) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record net income of $8.6 million for the first quarter of 2012, an increase of 45% versus $6.0 million in the first quarter of 2011.  Diluted net income per share increased 41% to $0.52 in the first quarter versus $0.37 for the comparable period of 2011 and also represented a record performance.  On a linked quarter basis, net income increased 4% compared to net income of $8.3 million, or $0.50 per diluted share, for the fourth quarter of 2011.

The Company also announced that the Board of Directors approved a cash dividend for the first quarter of $0.17 per share, payable on May 7, 2012 to shareholders of record as of April 25, 2012.  The quarterly dividend represents a 10% increase over the quarterly dividends paid in 2011.

Michael L. Kubacki, Chairman and Chief Executive Officer commented, “We entered 2012 with strong earnings momentum and delivered an excellent first quarter for our shareholders.  We’re excited by the growth we’ve experienced in the Indianapolis market and our Northern Indiana markets continue to provide good potential for expanded market share opportunities as our regional economy continues to rebound.”

Kubacki continued, “We’re especially pleased to increase our dividend by 10%.  During the economic downturn, our consistent earnings strength and strong capital position permitted us to pay a healthy and uninterrupted dividend.  This dividend increase is further evidence of the strength of our balance sheet and our positive outlook for the future.”

Average total loans for the first quarter of 2012 were $2.22 billion versus $2.10 billion for the first quarter of 2011, an increase of 6%.  On a linked quarter basis, average loans grew by $19 million, or 1%, to $2.22 billion versus $2.20 billion in the fourth quarter of 2011.  Total loans outstanding grew $121 million, or 6%, from $2.10 billion as of March 31, 2011 to $2.23 billion as of March 31, 2012.

David M. Findlay, President and Chief Financial Officer, observed, “Overall, loan demand continues to be good, as demonstrated by the growth in average loans in the first quarter.  During the quarter, we experienced a high level of reductions in agri-business loans as favorable commodity prices resulted in strong results for these borrowers.  These seasonal reductions impacted our overall loan totals and offset the positive organic growth in the quarter.  We expect loan growth to continue to be moderate as the economic recovery in our markets moves along.”

The Company’s net interest margin was 3.41% in the first quarter of 2012 versus 3.78% for the first quarter of 2011 and 3.38% in the linked fourth quarter of 2011.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.

The Company’s provision for loan losses in the first quarter of 2012 was $799,000 versus $5.6 million in the same period of 2011.  In the fourth quarter of 2011, the provision was $2.9 million.  The provision decrease on a year-over-year basis was generally driven by the stabilization and improvement in key loan quality metrics, including lower net charge offs, adequate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of March 31, 2012 was $52.8 million compared to $48.5 million as of March 31, 2011 and $53.4 million as of December 31, 2011.  The allowance for loan losses represented 2.37% of total loans as of March 31, 2012 versus 2.30% at March 31, 2011 and 2.39% as of December 31, 2011.

Net charge-offs totaled $1.4 million in the first quarter of 2012 versus $2.1 million during the first quarter of 2011 and $1.6 million during the fourth quarter of 2011.  The largest net charge off attributable to a single commercial credit during the quarter was $601,000.  Nonperforming assets were $38.6 million as of March 31, 2012 versus $39.9 million as of March 31, 2011 and $41.6 million as of December 31, 2011.  The decrease in nonperforming loans during the quarter primarily resulted from the aforementioned net charge-offs as well as a $989,000 payoff of an impaired commercial credit.  The ratio of nonperforming assets to total assets at March 31, 2012 was 1.31% versus 1.45% at March 31, 2011 and 1.44% at December 31, 2011.  The allowance for loan losses represented 144% of nonperforming loans as of March 31, 2012 versus 135% at December 31, 2011 and 132% at March 31, 2011.  Total watch list loans were $151.8 million at March 31, 2012 versus $158.5 million at March 31, 2011, a decrease of 4%.  On a linked quarter basis, total watch list loans decreased 9% from $166.7 million as of December 31, 2011.

Findlay added, “We’re encouraged by the stability of our loan portfolio and the generally positive trends in overall loan quality.  While we continue to experience some challenges in our regional economy, conditions are generally improving and our overall outlook is favorable.  We’ve built the allowance to a level that provides strong coverage for our troubled loan situations.  Our history proves that we understand the importance of a strong balance sheet, which has allowed us to navigate the past several years and  we will continue to diligently monitor our borrower’s condition to ensure that we maintain this strong coverage.”

The Company's noninterest income increased 21% to $5.9 million for the first quarter of 2012, versus $4.8 million for the first quarter of 2011.  On a linked quarter basis, noninterest income increased by 6% from $5.5 million in the fourth quarter of 2011.  On a year-over-year basis, noninterest income was positively impacted by a $641,000 increase in mortgage banking income. The increase was driven by a larger pipeline of refinanced mortgage loans due to the continued low interest rate environment.  In addition, noninterest income was positively impacted by a $96,000 increase in wealth advisory fees and a $69,000 increase in investment brokerage fees.  Noninterest income was negatively impacted by a $389,000 increase in other than temporary impairment on three non-agency mortgage backed securities in the Company’s investment portfolio.  Other than temporary impairment, which is a non-cash item, was $510,000 in the first quarter of 2012, versus $121,000 in the first quarter of 2011.

The Company's noninterest expense increased $512,000, or 4%, to $14.7 million in the first quarter of 2012 versus $14.2 million in the comparable quarter of 2011.  On a linked quarter basis, non-interest expense was $13.5 million in the fourth quarter of 2011.  On a year-over-year basis, data processing fees decreased $271,000 due to the Company’s conversion to a new core processor during the second quarter of 2011.  Other expense decreased $192,000 primarily due to lower FDIC deposit insurance premiums.  Salaries and employee benefits increased by $902,000 in the three-month period ended March 31, 2012 versus the same period of 2011.  These increases were driven by staff additions and normal merit increases.  In addition, the Company’s performance based incentive compensation expense increased due to our strong performance and the resulting increased recognition levels.    On a linked quarter basis, the increase in noninterest expense of $1.2 million was driven by a $1.1 million increase in salaries and employee benefits.  Salary and payroll tax expense increased by $413,000, or 6%, as a result of annual merit increases and staff additions, which were driven by the recent opening of two regional headquarter offices.  Performance based employee incentive compensation expense, which includes the Company’s 401(k) plan and various incentive programs, increased from $872,000 to $1.3 million as a result of the Company’s strong results for the quarter versus internal objectives and higher participation levels.  In addition, the fourth quarter of 2011 expense was lower than previous quarters in 2011 due to a final reconciliation of these expenses in the fourth quarter.  Stock compensation expenses in the first quarter increased by $178,000 versus the linked fourth quarter primarily due to the annual director stock compensation expense, which was not present in the fourth quarter of 2011.  The Company's efficiency ratio for the first quarter of 2012 was 52%, compared to a ratio of 50% for the comparable quarter of 2011 and 48% for the linked fourth quarter of 2011.

The Company’s tangible common equity to tangible assets ratio was 9.41% at March 31, 2012 compared to 9.02% at March 31, 2011 and 9.36% at December 31, 2011.  Average total deposits for the quarter ended March 31, 2012 were $2.43 billion versus $2.42 billion for the fourth quarter of 2011 and $2.22 billion for the first quarter of 2011.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on form 10-K.

LAKELAND FINANCIAL CORPORATION
FIRST QUARTER 2012 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except share and per share data)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
	2012	2011	2011
END OF PERIOD BALANCES
Assets	$ 2,954,616	$ 2,889,688	$ 2,749,240
Deposits	2,483,870	2,412,696	2,292,468
Loans	2,225,462	2,233,709	2,104,366
Allowance for Loan Losses	52,757	53,400	48,495
Total Equity	280,960	273,289	251,142
Tangible Common Equity	277,797	270,078	247,792
AVERAGE BALANCES
Total Assets	$ 2,893,320	$ 2,896,422	$ 2,693,279
Earning Assets	2,703,225	2,718,707	2,561,864
Investments	469,979	464,975	438,470
Loans	2,215,604	2,196,356	2,097,256
Total Deposits	2,427,710	2,424,444	2,224,764
Interest Bearing Deposits	2,093,348	2,089,130	1,930,606
Interest Bearing Liabilities	2,265,943	2,274,381	2,134,282
Total Equity	277,181	270,740	250,024
INCOME STATEMENT DATA
Net Interest Income	$ 22,497	$ 22,780	$ 23,534
Net Interest Income-Fully Tax Equivalent	22,899	23,166	23,917
Provision for Loan Losses	799	2,900	5,600
Noninterest Income	5,850	5,538	4,826
Noninterest Expense	14,680	13,485	14,168
Net Income	8,626	8,261	5,965
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.53	$ 0.51	$ 0.37
Diluted Net Income Per Common Share	0.52	0.50	0.37
Cash Dividends Declared Per Common Share	0.155	0.155	0.155
Book Value Per Common Share (equity per share issued)	17.21	16.85	15.50
Market Value – High	27.50	26.48	23.65
Market Value – Low	23.91	19.67	20.50
Basic Weighted Average Common Shares Outstanding	16,280,416	16,214,006	16,195,352
Diluted Weighted Average Common Shares Outstanding	16,439,243	16,361,607	16,285,161
KEY RATIOS
Return on Average Assets	1.20%	1.13%	0.90%
Return on Average Total Equity	12.52	12.11	9.68
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	51.79	47.62	49.96
Average Equity to Average Assets	9.58	9.35	9.28
Net Interest Margin	3.41	3.38	3.78
Net Charge Offs to Average Loans	0.26	0.28	0.41
Loan Loss Reserve to Loans	2.37	2.39	2.30
Loan Loss Reserve to Nonperforming Loans	144.46	135.27	132.28
Loan Loss Reserve to Nonperforming Loans
and Performing TDR's	92.12	86.61	104.54
Nonperforming Loans to Loans	1.64	1.77	1.74
Nonperforming Assets to Assets	1.31	1.44	1.45
Tier 1 Leverage	10.37	10.13	10.21
Tier 1 Risk-Based Capital	12.55	12.31	12.21
Total Capital	13.81	13.57	13.47
Tangible Capital	9.41	9.36	9.02
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 3,573	$ 4,230	$ 2,881
Loans Past Due 90 Days or More	54	52	764
Non-accrual Loans	36,466	39,425	35,896
Nonperforming Loans (includes nonperforming TDR's)	36,520	39,477	36,660
Other Real Estate Owned	2,067	2,075	3,215
Other Nonperforming Assets	40	33	3
Total Nonperforming Assets	38,627	41,584	39,878
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	31,940	34,272	7,656
Performing Troubled Debt Restructurings	22,735	22,177	9,730
Total Troubled Debt Restructurings	54,675	56,449	17,386
Impaired Loans	60,995	63,518	48,695
Total Watch List Loans	151,831	166,701	158,483
Gross Charge Offs	1,733	1,781	2,298
Recoveries	291	208	187
Net Charge Offs/(Recoveries)	1,442	1,573	2,111

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of March 31, 2012 and December 31, 2011
(in thousands, except share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Cash and due from banks	$ 138,524	$ 56,909
Short-term investments	28,503	47,675
Total cash and cash equivalents	167,027	104,584

Securities available for sale (carried at fair value)	476,209	467,391
Real estate mortgage loans held for sale	4,540	2,953

Loans, net of allowance for loan losses of $52,757 and $53,400	2,172,705	2,180,309

Land, premises and equipment, net	35,020	34,736
Bank owned life insurance	40,335	39,959
Accrued income receivable	9,477	9,612
Goodwill	4,970	4,970
Other intangible assets	86	99
Other assets	44,247	45,075
Total assets	$ 2,954,616	$ 2,889,688

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 346,658	$ 356,682
Interest bearing deposits	2,137,212	2,056,014
Total deposits	2,483,870	2,412,696

Short-term borrowings
Federal funds purchased	0	10,000
Securities sold under agreements to repurchase	125,165	131,990
Total short-term borrowings	125,165	141,990

Accrued expenses payable	17,118	13,550
Other liabilities	1,537	2,195
Long-term borrowings	15,038	15,040
Subordinated debentures	30,928	30,928
Total liabilities	2,673,656	2,616,399

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,315,600 shares issued and 16,237,670 outstanding as of March 31, 2012
16,217,019 shares issued and 16,145,772 outstanding as of December 31, 2011	88,010	87,380
Retained earnings	188,014	181,903
Accumulated other comprehensive loss	6,241	5,139
Treasury stock, at cost (2012 - 77,930 shares, 2011 - 71,247 shares)	(1,394)	(1,222)
Total stockholders' equity	280,871	273,200

Noncontrolling interest	89	89
Total equity	280,960	273,289
Total liabilities and equity	$ 2,954,616	$ 2,889,688

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months Ended March 31, 2012 and 2011
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2012	2011
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 26,191	$ 25,865
Tax exempt	112	121
Interest and dividends on securities
Taxable	2,764	4,057
Tax exempt	697	689
Interest on short-term investments	11	18
Total interest income	29,775	30,750
Interest on deposits	6,761	6,685
Interest on borrowings
Short-term	113	171
Long-term	404	360
Total interest expense	7,278	7,216
NET INTEREST INCOME	22,497	23,534
Provision for loan losses	799	5,600
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	21,698	17,934

NONINTEREST INCOME
Wealth advisory fees	914	818
Investment brokerage fees	800	731
Service charges on deposit accounts	1,881	1,963
Loan, insurance and service fees	1,189	1,076
Merchant card fee income	316	234
Other income	665	372
Mortgage banking income (losses)	592	(49)
Net securities gains (losses)	3	(198)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	(510)	(121)
Loss recognized in other comprehensive income	0	0
Net impairment loss recognized in earnings	(510)	(121)
Total noninterest income	5,850	4,826
NONINTEREST EXPENSE
Salaries and employee benefits	9,075	8,173
Net occupancy expense	885	875
Equipment costs	617	554
Data processing fees and supplies	841	1,112
Other expense	3,262	3,454
Total noninterest expense	14,680	14,168

INCOME BEFORE INCOME TAX EXPENSE	12,868	8,592

Income tax expense	4,242	2,627

NET INCOME	$ 8,626	$ 5,965

BASIC WEIGHTED AVERAGE COMMON SHARES	16,280,416	16,195,352
BASIC EARNINGS PER COMMON SHARE	$ 0.53	$ 0.37
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,439,243	16,285,161
DILUTED EARNINGS PER COMMON SHARE	$ 0.52	$ 0.37

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FIRST QUARTER 2012
(unaudited in thousands)

	March 31,		December 31,		March 31,
	2012		2011		2011
Commercial and industrial loans:
Working capital lines of credit loans	$ 402,703	18.1%	$ 373,768	16.7%	$ 312,258	14.8%
Non-working capital loans	378,000	17.0	377,388	16.9	376,875	17.9
Total commercial and industrial loans	780,703	35.1	751,156	33.6	689,133	32.7

Commercial real estate and multi-family residential loans:
Construction and land development loans	89,356	4.0	82,284	3.7	112,339	5.3
Owner occupied loans	353,186	15.9	346,669	15.5	334,562	15.9
Nonowner occupied loans	357,781	16.1	385,090	17.2	346,971	16.5
Multifamily loans	35,178	1.6	38,477	1.7	22,530	1.1
Total commercial real estate and multi-family residential loans	835,501	37.5	852,520	38.2	816,402	38.8

Agri-business and agricultural loans:
Loans secured by farmland	104,090	4.7	118,224	5.3	99,073	4.7
Loans for agricultural production	113,014	5.1	119,705	5.4	118,842	5.6
Total agri-business and agricultural loans	217,104	9.8	237,929	10.7	217,915	10.4

Other commercial loans	58,718	2.6	58,278	2.6	44,454	2.1
Total commercial loans	1,892,026	85.0	1,899,883	85.0	1,767,904	84.0

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	107,910	4.8	106,999	4.8	106,176	5.0
Open end and junior lien loans	174,029	7.8	175,694	7.9	176,725	8.4
Residential construction and land development loans	6,929	0.3	5,462	0.2	3,438	0.2
Total consumer 1-4 family mortgage loans	288,868	13.0	288,155	12.9	286,339	13.6

Other consumer loans	44,977	2.0	45,999	2.1	50,804	2.4
Total consumer loans	333,845	15.0	334,154	15.0	337,143	16.0
Subtotal	2,225,871	100.0%	2,234,037	100.0%	2,105,047	100.0%
Less: Allowance for loan losses	(52,757)		(53,400)		(48,495)
Net deferred loan fees	(409)		(328)		(681)
Loans, net	$2,172,705		$2,180,309		$2,055,871